Exhibit 21.1

CAREY WATERMARK INVESTORS INCORPORATED
LIST OF REGISTRANT SUBSIDIARIES

Name of Subsidiary	Ownership	State or Country of Incorporation
Atlanta Downtown Hotel Operator, Inc.	100%	Delaware
Atlanta Perimeter Hotel Operator, Inc.	57%	Delaware
Austin Capitol Hotel Operator, Inc.	80%	Delaware
Austin CBD Hotel Operator, Inc.	100%	Delaware
Baton Rouge Hotel Operator, Inc.	100%	Delaware
Beale Street Hotel Operator, Inc.	100%	Delaware
Birmingham Hotel Operator, Inc.	100%	Delaware
Boca Center Hotel Operator, Inc.	100%	Delaware
Braintree Hotel Operator, Inc.	100%	Delaware
Chelsea Hotel Operator, Inc.	100%	Delaware
Chicago Hotel Operator, Inc.	100%	Delaware
CWI Acquisition TRS LLC	100%	Delaware
CWI Atlanta Downtown Hotel, LLC	100%	Delaware
CWI Atlanta Perimeter Hotel, LLC	100%	Delaware
CWI Austin Capitol Hotel, LLC	100%	Delaware
CWI Austin Hotel, LLC	100%	Delaware
CWI Baton Rouge Hotel, LLC	100%	Delaware
CWI Beale Street Hotel, LLC	100%	Delaware
CWI Birmingham Hotel, LLC	100%	Delaware
CWI Boca Center Hotel, LLC	100%	Delaware
CWI Braintree Hotel, LLC	100%	Delaware
CWI Chelsea Hotel, LLC	100%	Delaware
CWI Chicago Hotel, LLC	100%	Delaware
CWI Denver CBD Hotel, LLC	100%	Delaware
CWI Kansas City Hotel, LLC	100%	Delaware
CWI Keys Hotel, LLC	100%	Delaware
CWI Lake Arrowhead Resort, LLC	100%	Delaware
CWI Legacy Park Hotel, LLC	100%	Delaware
CWI Mission Valley Hotel, LLC	100%	Delaware
CWI Nashville Hotel, LLC	100%	Delaware
CWI NC TRS, Inc.	100%	Delaware
CWI New Orleans CBD Hotel, LLC	100%	Delaware
CWI New Orleans Hotel, LLC	100%	Delaware
CWI OP, LP	100%	Delaware
CWI Raleigh Hotel, LLC	100%	Delaware
CWI Sanderling Hotel, LP	100%	Delaware
CWI Savannah HD Hotel, LLC	100%	Delaware
CWI Sawgrass Holdings, LLC	100%	Delaware
CWI Sawgrass Hotel, LLC	100%	Delaware
CWI SE Hotel Portfolio, LLC	100%	Delaware
CWI Shadyside Hotel, LLC	100%	Delaware
CWI Sonoma Hotel, LLC	100%	Delaware
CWI Times Square Hotel, LLC	100%	Delaware

LIST OF REGISTRANT SUBSIDIARIES (Continued)

Name of Subsidiary	Ownership	State or Country of Incorporation
CWI-AM Atlanta Perimeter Hotel, LLC	57%	Delaware
CWI-Fairmont Sonoma Hotel, LLC	75%	Delaware
CWI-HRI French Quarter Hotel Property, LLC	80%	Delaware
CWI-HRI New Orleans CBD Hotel, LLC	88%	Delaware
CWI-JMI Austin Capitol Hotel, LLC	80%	Delaware
CWI-Pacific Lake Arrowhead Resort, LLC	97%	Delaware
Denver CBD Hotel Operator, Inc.	100%	Delaware
French Quarter Hotel Operator, Inc.	80%	Delaware
Kansas City Hotel Operator, Inc.	100%	Delaware
Keys Hotel Operator, Inc.	100%	Delaware
Lake Arrowhead Resort Operator, Inc.	97%	Delaware
Legacy Park Hotel Operator, Inc.	100%	Delaware
Mission Valley Hotel Operator, Inc.	100%	Delaware
Nashville Hotel Operator, Inc.	100%	Delaware
New Orleans CBD Hotel Operator, Inc.	88%	Delaware
Raleigh Hotel Operator, Inc.	100%	Delaware
Sanderling Hotel Operator, Inc.	100%	Delaware
Savannah Hd Hotel Operator, Inc.	100%	Delaware
Sawgrass Hotel Operator, Inc.	100%	Delaware
Shadyside Hotel Operator, Inc.	100%	Delaware
Sonoma Hotel Operator, Inc.	75%	Delaware
Times Square Hotel Operator, Inc.	100%	Delaware